UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

March 28, 2007

EXCO RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Texas	0-9204	74-1492779
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

12377 Merit Drive
Suite 1700, LB 82
Dallas, Texas	75251
(Address of principal	(Zip Code)
executive offices)

Registrant’s telephone number, including area code: (214) 368-2084

(Former name or former address, if changed since last report): Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

First Amendment to Purchase and Sale Agreement and Assignment of Partial Interest in the Purchase and Sale Agreement

In contemplation of the completion of the acquisition of oil and natural gas properties located in the Vernon and Ansley Fields in Jackson Parish, Louisiana, described more fully in the Current Report on Form 8-K that was filed by EXCO Resources, Inc. (“EXCO”) with the Securities and Exchange Commission (the “SEC”) on December 29, 2006 and in Item 2.01 of this Current Report on Form 8-K, EXCO decided to consummate the purchase within EXCO Partners, LP.  Accordingly, concurrent with the completion of the transactions described in this Current Report on Form 8-K, EXCO caused its wholly-owned acquisition subsidiary, Vernon Holdings, LLC (“Vernon Holdings”), and a subsidiary of Vernon Holdings, Vernon Gathering, LLC (“Vernon Gathering”), to be designated as “unrestricted subsidiaries” under the terms of EXCO’s revolving credit agreement and the  Indenture governing EXCO’s 7 ¼% Senior Notes due 2011.  EXCO then effected the contribution of Vernon Holdings and Vernon Gathering to EXCO Partners, LP, which then contributed these subsidiaries to EXCO Partners Operating Partnership, LP (“EPOP”).  Vernon Holdings then merged with and into EPOP.  EPOP (as successor by merger to Vernon Holdings) and Vernon Gathering (together with EPOP, the “Purchaser”), both indirect wholly-owned subsidiaries of EXCO, then entered into the First Amendment to Purchase and Sale Agreement and Assignment of Partial Interest in the Purchase and Sale Agreement, dated March 30, 2007 (the “First Amendment”), with Anadarko Petroleum Corporation (“APC”) and Anadarko Gathering Company (“AGC” and together with APC, “Anadarko”).  The First Amendment amended selected provisions of the Purchase and Sale Agreement, dated December 22, 2006 (the “Original Purchase Agreement” and, as amended by the First Amendment, the “Purchase Agreement”), by and among Anadarko and EPOP (as successor by merger to Vernon Holdings, LLC), principally (i) to memorialize (A) the assignment by EPOP to Vernon Gathering of EPOP’s rights under the Original Purchase Agreement insofar as they relate to AGC’s right, title, interest and estate in and to the assets being sold by AGC (the “AGC Assets”) pursuant to the Original Purchase Agreement, including the right to receive the AGC Assets, and (B) Vernon Gathering’s agreement to assume certain obligations and liabilities under the Original Purchase Agreement with respect to the AGC Assets, (ii) to acknowledge that Vernon Holdings, LLC merged with and into EPOP prior to completion of the transactions contemplated by the Purchase Agreement and (iii) to revise and update selected schedules and exhibits to the Original Purchase Agreement.  The foregoing description is not complete and is qualified in its entirety by the First Amendment, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Preferred Stock Purchase Agreement

On March 28, 2007, EXCO entered into a Preferred Stock Purchase Agreement (the “Stock Purchase Agreement”) with the investors named therein (collectively, the “Investors”), pursuant to which EXCO issued and sold to the Investors (a) an aggregate of $390 million of shares of EXCO’s Series A-1 7.0% Cumulative Convertible Perpetual Preferred Stock, Series A-2 7.0% Cumulative Convertible Perpetual Preferred Stock, Series B 7.0% Cumulative Convertible Perpetual Preferred Stock and Series C 7.0% Cumulative Convertible Perpetual Preferred Stock (collectively, the “7.0% Preferred Stock”) and (b) an aggregate of $1.61 billion of shares of EXCO’s Series A-1 Hybrid Preferred Stock and Series A-2 Hybrid Preferred Stock (collectively, the “Hybrid Preferred Stock”).  The shares of the 7.0% Preferred Stock and Hybrid Preferred Stock issued and sold by the EXCO pursuant to the Stock Purchase Agreement are convertible, under certain conditions, into shares of EXCO’s common stock.  The Stock Purchase Agreement includes representations, warranties, covenants and indemnities customary for a transaction of this type.  EXCO has  covenanted to obtain the approval of its common shareholders (the “NYSE Shareholder Approval”) of the (i) designations, preferences, limitations and rights set forth in Annex III of the statement of designations of the Hybrid Preferred Stock, including the convertibility of the Hybrid Preferred Stock into EXCO common stock, (ii) the issuance of all of the shares of common stock issuable upon conversion of the Hybrid Preferred Stock, and (iii) removal of the restriction on adjustments of the conversion price of the 7.0% Preferred Stock (collectively, the “NYSE Approval Proposal”), each in accordance with the rules of the New York Stock Exchange (“NYSE”).  EXCO has agreed to prepare and distribute proxy materials as promptly as possible to solicit proxies for approval of the NYSE Approval Proposal and to hold a meeting of shareholders no later than September 26, 2007, to vote upon the NYSE Approval Proposal.  EXCO has also granted holders of the 7.0% Preferred Stock and Hybrid Preferred Stock a right of first offer with respect to any subsequent issuances of shares by EXCO of common stock (or other securities convertible into or exchangeable for common stock) at a price per share less than the then-effective conversion price of the 7.0% Preferred Stock and, after the NYSE Shareholder Approval, the Hybrid Preferred Stock, subject to customary exceptions.  The foregoing description is not complete and is qualified in its entirety by the Stock Purchase Agreement, which is filed herewith as Exhibit 10.2 and incorporated herein by reference.

Registration Rights Agreements

In connection with the Stock Purchase Agreement, on March 28, 2007, EXCO entered into a Registration Rights Agreement with the Investors (the “7.0% Registration Rights Agreement”) with respect to the registration of the resale of the shares of common stock underlying the 7.0% Preferred Stock and the Hybrid Preferred Stock, the shares of Series A-1 7.0% Preferred Stock and, after the NYSE Shareholder Approval, the shares of Series A-1 Hybrid Preferred Stock that were issued and sold pursuant to the Stock Purchase Agreement.  The 7.0% Registration Rights Agreement contains customary terms and conditions for a transaction of this type.  EXCO has agreed to file with the SEC, not later than September 26, 2007, a registration statement to register the offer and sale of the common shares issuable upon conversion of the 7.0% Preferred Stock and to use its best efforts to have the registration statement declared effective by March 24, 2008.  If any shares of 7.0% Preferred Stock are outstanding on March 30, 2007, EXCO has agreed to file a registration statement with the SEC by June 28, 2011 registering such shares for resale and to use EXCO’s best efforts to have such registration statement declared effective by September 26, 2011.  If EXCO is unable to meet the deadlines described above, or if a registration statement ceases to remain effective or if EXCO restricts sales under a registration statement under certain “blackout provisions” for longer than the contractually permitted period, EXCO must pay liquidated damages at a rate of 0.50% per annum of the 7.0% Preferred Stock liquidation preference for the first 90 days and thereafter for each subsequent 90-day period at an additional rate of 0.25% up to a maximum of 2.00% per annum during any default period.  EXCO has also agreed to indemnify holders against certain liabilities under the Securities Act of 1933, as amended, in respect of any such resale registration.  The foregoing description is not complete and is qualified in its entirety by the 7.0% Registration Rights Agreement, which is filed herewith as Exhibit 4.1 and incorporated herein by reference.

In connection with the Stock Purchase Agreement, on March 28, 2007, EXCO also entered into a Registration Rights Agreement with the Investors (the “Hybrid Registration Rights Agreement”) with respect to the registration of the resale of the shares of Series A-1 Hybrid Preferred Stock that were issued and sold pursuant to the Stock Purchase Agreement.  If EXCO has not obtained the NYSE Shareholder Approval by September 26, 2007, EXCO has agreed to file a registration statement with the SEC by December 24, 2007, covering the resale prior to the NYSE Shareholder Approval of shares of Hybrid Preferred Stock and to use its best efforts to have the registration statement declared effective by March 24, 2008.  The Hybrid Registration Right Agreement contains liquidated damages payment provisions similar to the 7.0% Preferred Registration Rights Agreement and similar indemnification obligations.  The foregoing description is qualified in its entirety by the Hybrid Registration Rights Agreement, which is filed herewith as Exhibit 4.2 and incorporated herein by reference.

Director Nomination Letter Agreements

In connection with the Stock Purchase Agreement, EXCO entered into a letter agreement, dated March 28, 2007 (the “Oaktree Letter Agreement”), with certain Investors affiliated with Oaktree Capital Management, LLC pursuant to which EXCO agreed to cause an individual designated by such Investors or any other investment fund or account which is managed or controlled by Oaktree Capital Management, LLC (collectively, “Oaktree”) to be nominated to serve on EXCO’s board of directors following such time as (i) Oaktree ceases to have the right to elect a director to serve on EXCO’s board of directors pursuant to the Statement of Designation for the Series B 7.0% Preferred Stock and (ii) less than 25% of the shares of 7.0% Preferred Stock and Hybrid Preferred Stock originally issued on March 30, 2007 remain outstanding, and for so long as Oaktree owns at least 10,000,000 shares of EXCO’s common stock.  The foregoing description is not complete and is qualified in its entirety by the Oaktree Letter Agreement, which is filed herewith as Exhibit 10.3 and incorporated herein by reference.

In connection with the Stock Purchase Agreement, EXCO also entered into a letter agreement, dated March 28, 2007 (the “Ares Letter Agreement”), with certain Investors affiliated with Ares Management LLC pursuant to which EXCO agreed to cause an individual designated by such Investors or any other investment fund or account managed or controlled by Ares Management LLC (collectively, “Ares”) to be nominated to serve on EXCO’s board directors following such time as (i) Ares ceases to have the right to elect a director to serve on EXCO’s board of directors pursuant to the Statement of Designation for the Series C 7.0% Preferred Stock and (ii) less than 25% of the shares of 7.0% Preferred Stock and Hybrid Preferred Stock originally issued on March 30, 2007 remain outstanding, for so long as Ares owns at least 10,000,000 shares of EXCO’s common stock.  The foregoing description is not complete and is qualified in its entirety by the Ares Letter Agreement which is filed herewith as Exhibit 10.4 and incorporated by reference.

Amended and Restated Credit Agreement of EPOP

On March 30, 2007, EPOP entered into the Amended and Restated Credit Agreement (the “EPOP Credit Agreement”) among EPOP, as borrower, certain subsidiaries of EPOP, as guarantors, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and J.P. Morgan Securities Inc., as sole bookrunner and lead arranger.  The initial interest rate is LIBOR plus 150 basis points with a maximum rate of LIBOR plus 175 basis points.  The material changes reflected in the EPOP  Credit Agreement include an increase in the borrowing base from $750.0 million to $1.3 billion, principally to reflect the acquisition of the Vernon Field assets.  EPOP applied $416.2 million (plus $252.5 of EXCO preferred stock proceeds) to repay its Senior Term Credit Facility plus accrued interest of $5.7 million and a prepayment premium of $13.0 million.  Upon consummation of the transactions, approximately $1.1 billion is outstanding under the EPOP Credit Agreement.  The interest pricing grid is unchanged.  The Consolidated Current Ratio (as defined) as of the end of any fiscal quarter ending on or after September 30, 2007 must be at least 1.00 to 1.00.  For any fiscal quarter ending September 30, 2007 and thereafter, the ratio of Consolidated Funded Indebtedness (as defined) to Consolidated EBITDAX (as defined) must be greater than 3.50 to 1.00.  For any quarter beginning September 30, 2007 and thereafter, the ratio of Consolidated EBITDAX to Consolidated Interest Expense (as defined) must be at least 2.50 to 1.00.  EPOP has also agreed to have in place commodity derivative contracts covering at least 80% of its “forecasted production from total proved reserves” (as defined) for the next two years and 70% in the third, fourth and fifth years.  EPOP shall have in place mortgages covering 80% of its proved reserve value.  Finally, EPOP is permitted to dividend to its parent EXCO Partners the up to $200.0 million per annum provided that (i) EPOP is not in default under the Amended EPOP Credit Agreement and (ii) the amount borrowed under the EPOP Credit Agreement does not exceed 90% of the then-permitted borrowing base.  The foregoing description is not complete and is qualified in its entirety by the EPOP Credit Agreement, which is filed herewith as Exhibit 10.5 and incorporated herein by reference.

Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

On March 30, 2007, Purchaser completed the acquisition of substantially all of the oil and natural gas properties, acreage and related assets, including hedges in respect of a significant portion of estimated production for 2007, 2008 and 2009 (collectively, the “Assets”), of Anadarko in the Vernon and Ansley Fields located in Jackson Parish, Louisiana (the “Acquisition”).  Pursuant to the Purchase Agreement, Purchaser paid Anadarko a purchase price of approximately $1.5 billion in cash, after closing adjustments, for the Assets.  The purchase price paid at closing is subject to post closing purchase price adjustments reflecting a true-up of purchase price adjustments estimated at closing.  The descriptions set forth in Item 1.01 of the Current Report on Form 8-K filed by EXCO with the Securities and Exchange Commission on December 29, 2006 and under the heading “First Amendment to Purchase and Sale Agreement and Assignment of Partial Interest in the Purchase and Sale Agreement” in Item 1.01 of this Current Report on Form 8-K are incorporated by reference herein.

The contribution by EXCO to EXCO Partners LP of $1.67 billion of the proceeds from the Private Placement described in Item 3.02 of this Current Report on Form 8-K plus the $1.1 billion of initial borrowing under the EPOP Credit Agreement were used to close the Acquisition, to repay EPOP’s borrowings of approximately $673.5 million plus accrued interest and unused line fees of $3.8 million under its existing revolving credit facility and $650.0 million under its Senior Term Credit Facility, plus accrued interest of $5.7 million and a prepayment premium of approximately $13.0 million, and to pay certain transaction expenses.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under the heading “Amended and Restated Credit Agreement of EPOP” in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

On March 30, 2007, EXCO completed a private placement of an aggregate of $390 million of 7.0% Preferred Stock and $1.61 billion of Hybrid Preferred Stock (the “Private Placement”) to accredited investors.  In the Private Placement, EXCO issued and sold (a) an aggregate of 39,008 shares of 7.0% Preferred Stock and (b) an aggregate of 160,992 shares of Hybrid Preferred Stock pursuant to the Stock Purchase Agreement described under the heading “Preferred Stock Purchase Agreement” in Item 1.01 of this Current Report on Form 8-K.  The purchase price for each share was $10,000 (which equals the liquidation preference per share on March 30, 2007).  The issuance and sale of the shares in the Private Placement was exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) thereof and Regulation D promulgated thereunder.

The $2.0 billion in cash proceeds from the Private Placement were used to make a $1.67 billion contribution to EXCO Partners, LP  to close the Acquisition, to repay $262.5 million of indebtedness at EXCO Partners, LP, and when combined with surplus cash to reduce EXCO’s outstanding revolving credit facility by $352.0 million and to pay offering expenses.

7.0% Preferred Stock

Series A-1 7.0% Cumulative Convertible Perpetual Preferred Stock

The Series A-1 7.0% Cumulative Convertible Perpetual Preferred Stock (the “Series A-1 7.0% Preferred Stock”) is convertible into EXCO’s common stock at a price of $19 per share, as may be adjusted in accordance with the terms of the Series A-1 7.0% Preferred Stock, and EXCO may force the conversion of the Series A-1 7.0% Preferred Stock at any time if EXCO’s common stock trades for 20 days within a period of 30 consecutive days at a price, subject to adjustment, above $35 per share at any time during the 24 months after issuance, above $30 per share thereafter through the 48th month after issuance and above $25 per share at any time thereafter.  Cash dividends will accrue at the rate of 7.0% per annum prior to March 30, 2013 and at the rate of 9.0% thereafter.  In lieu of paying cash dividends, EXCO may, under certain circumstances prior to March 30, 2013, pay such dividend at a rate of 9.0% per annum by adding the dividend to the liquidation preference of the shares of Series A-1 7.0% Preferred Stock.  Upon the occurrence of a change of control, holders of the Series A-1 7.0% Preferred Stock may require EXCO to repurchase their shares for cash at the liquidation preference plus accumulated dividends.  Holders of the Series A-1 7.0% Preferred Stock have the right to vote with the holders of common stock, the other holders of 7.0% Preferred Stock and, after the NYSE Shareholder Approval, the holders of Hybrid Preferred Stock, together as a single class, on all matters submitted to the shareholders of EXCO, except the election of directors and the NYSE Approval Proposal, on an as-converted basis.  Holders of the Series A-1 7.0% Preferred Stock, the Series B 7.0% Preferred Stock, the Series C 7.0% Preferred Stock and, after the NYSE Shareholder Approval, the Series A-1 Hybrid Preferred Stock have the right to separately elect up to four directors (the “Preferred Directors”), subject to the rights of the Series B 7.0% Preferred Stock and Series C 7.0% Preferred Stock to vote as separate classes to each elect one of such Preferred Directors.  In addition, upon the occurrence of specified defaults in the Statements of Designation for the 7.0% Preferred Stock and the Hybrid Preferred Stock, the holders of the 7.0% Preferred Stock and Hybrid Preferred Stock, voting together as a class, have the right to elect four additional directors (the “Default Directors”) until such default is cured.  The foregoing description is not complete and is qualified in its entirety by the Statement of Designation of Series A-1 7.0% Cumulative Convertible Perpetual Preferred Stock, which is filed herewith as Exhibit 3.1 and incorporated herein by reference.

Series A-2 7.0% Cumulative Convertible Perpetual Preferred Stock

The Series A-2 7.0% Cumulative Convertible Perpetual Preferred Stock (the “Series A-2 7.0% Preferred Stock”) has substantially the same rights as the Series A-1 7.0% Preferred Stock, except that holders of Series A-2 7.0% Preferred Stock do not have the right to elect directors (other than the Default Directors) and do not have registration rights under the 7.0% Registration Rights Agreement.  Shares of Series A-2 7.0% Preferred Stock automatically convert into shares of Series A-1 7.0% Preferred Stock when the holder thereof has provided EXCO with a certificate certifying that either no filing is required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), with respect to such holder’s acquisition of the shares of Series A-1 7.0% Preferred Stock or the waiting period applicable to such holder under the HSR Act has expired.  The foregoing description is not complete and is qualified in its entirety by the Statement of Designation of Series A-2 7.0% Cumulative Convertible Perpetual Preferred Stock, which is filed herewith as Exhibit 3.2 and incorporated herein by reference.

Series B 7.0% Cumulative Convertible Perpetual Preferred Stock

The Series B 7.0% Cumulative Convertible Perpetual Preferred Stock (the “Series B 7.0% Preferred Stock”) was issued to Oaktree and has substantially the same rights as the Series A-1 7.0% Preferred Stock, except that the holders of Series B 7.0% Preferred Stock will have the right to designate one of the Preferred Directors and do not have registration rights under the 7.0% Registration Rights Agreement.  The Series B 7.0% Preferred Stock is convertible into Series A-1 7.0% Preferred Stock at any time at the election of the holder and will automatically convert into Series A-1 7.0% Preferred Stock when Oaktree ceases to own an aggregate of 10,000 shares of Series B 7.0% Preferred Stock and/or Hybrid Preferred Stock.  The foregoing description is not complete and is qualified in its entirety by the Statement of Designation of Series B 7.0% Cumulative Convertible Perpetual Preferred Stock, which is filed herewith as Exhibit 3.3 and incorporated herein by reference.

Series C 7.0% Cumulative Convertible Perpetual Preferred Stock

The Series C 7.0% Cumulative Convertible Perpetual Preferred Stock (the “Series C 7.0% Preferred Stock”) was issued to Ares and has substantially the same rights as the Series A-1 7.0% Preferred Stock, except that the holders of Series C 7.0% Preferred Stock will have the right to designate one of the Preferred Directors and do not have registration rights under the 7.0% Registration Rights Agreement.  The Series C 7.0% Preferred Stock is convertible into Series A-1 7.0% Preferred Stock at any time at the election of the holder and will automatically convert into Series A-1 7.0% Preferred Stock when Ares ceases to own an aggregate of 10,000 shares of Series C 7.0% Preferred Stock and/or Hybrid Preferred Stock.  The foregoing description is not complete and is qualified in its entirety by the Statement of Designation of Series C 7.0% Cumulative Convertible Perpetual Preferred Stock, which is filed herewith as Exhibit 3.4 and incorporated herein by reference.

Hybrid Preferred Stock

Initially the Hybrid Preferred Stock is not convertible into Common Stock.  If the NYSE Shareholder Approval is obtained in accordance with the rules and regulations of the NYSE, then the terms of the Series A-1 Hybrid Preferred Stock and the Series A-2 Hybrid Preferred Stock will transform into the same designations, preferences, limitations and relative voting rights as the Series A-1 7.0% Preferred Stock and the Series A-2 7.0% Preferred Stock, respectively, including the dividend rights and the right to convert into Common Stock.  EXCO has covenanted to obtain the NYSE Shareholder Approval under the Stock Purchase Agreement as described under the heading “Preferred Stock Purchase Agreement” in Item 1.01 of this Current Report on Form 8-K.

Series A-1 Hybrid Preferred Stock

Prior to the NYSE Shareholder Approval,  Prior to the NYSE Shareholder Approval, dividends will accrue on the Series A-1 Hybrid Preferred Stock at a rate of 11.0% per annum and are payable in cash.  If the NYSE Shareholder Approval has not been obtained by September 26, 2007, the annual dividend rate will increase by 0.50% per quarter (up to a maximum rate of 18% per annum) until the NYSE Shareholder Approval has been obtained.  Prior to the earlier of September 26, 2007 and the date that the NYSE Shareholder Approval is obtained, the Series A-1 Hybrid Preferred Stock may be redeemed only with the consent of the holders of the Hybrid Preferred Stock at a redemption price equal to 100% of the liquidation preference plus accrued dividends.  After September 26, 2007 and prior to NYSE Shareholder Approval, the Series A-1 Hybrid Preferred Stock is redeemable at EXCO’s option at any time, and must be redeemed following the maturity of EXCO’s 7.0% Senior Notes due 2011, for cash at 125% of the liquidation premium plus accrued dividends.  Upon the occurrence of a change of control, holders of the Series A-1 Hybrid Preferred Stock may require EXCO to repurchase their shares for cash at 101% of the liquidation preference plus accrued dividends.  In addition, upon the occurrence of specified defaults in the Statements of Designation for the Hybrid Preferred Stock the holders of the 7.0% Preferred Stock and Hybrid Preferred Stock, voting together as a class, have the right to elect four Default Directors until such default is cured.  In addition, prior to the NYSE Shareholder Approval, the Series A-1 Hybrid Preferred Stock contains covenants restricting EXCO’s incurrence of additional indebtedness and requiring EXCO to repurchase the shares following certain asset dispositions.  The foregoing description is not complete and is qualified in its entirety by the Statement of Designation of Series A-1 Hybrid Preferred Stock, which is filed herewith as Exhibit 3.5 and incorporated herein by reference.

After the NYSE Shareholder Approval.  Following the NYSE Shareholder Approval, the Series A-1 Hybrid Preferred Stock will have the same designations, preferences, limitations and relative voting rights as the Series A-1 7.0% Preferred Stock, including the dividend rights and the right to convert into common stock

Series A-2 Hybrid Preferred Stock

The Series A-2 Hybrid Preferred Stock (the “Series A-2 Hybrid Preferred Stock”) has substantially the same rights as the Series A-1 Hybrid Preferred Stock, except that holders of Series A-2 Hybrid Preferred Stock do not have the right to elect directors other than the Default Directors and have no registration rights.  Shares of Series A-2 Hybrid Preferred Stock automatically convert into shares of Series A-1 Hybrid Preferred Stock when the holder thereof has provided EXCO with a certificate certifying that either no filing is required under the HSR Act with respect to such holder’s acquisition of the shares of Series A-1 Hybrid Preferred Stock or the waiting period applicable to such holder under the HSR Act has expired.  The foregoing description is not complete and is qualified in its entirety by the Statement of Designation of Series A-2 Hybrid Preferred Stock, which is filed herewith as Exhibit 3.6 and incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

Following the issuance of the 7.0% Preferred Stock and the Hybrid Preferred Stock referenced in Items 1.01, 3.02 and 5.03 of this Current Report on Form 8-K, the ability of EXCO to pay dividends on, make distributions with respect to, or redeem, purchase or acquire its common stock and other preferred stock ranking junior to the 7.0% Preferred Stock and Hybrid Preferred Stock (collectively, “Junior Stock”), is subject to certain restrictions under the Statements of Designation for the 7.0% Preferred Stock and, after the NYSE Shareholder Approval, the Hybrid Preferred Stock if  (i) EXCO is in default of its obligations under the Statements of Designation for the 7.0% Preferred Stock or the Hybrid Preferred Stock, (ii) after giving pro forma effect to such declaration, payment, redemption, purchase or acquisition, EXCO does not have aggregate undrawn but available borrowing capacity under EXCO’s credit facility and the EPOP Credit Agreement of at least $500 million and (iii) the Consolidated EBITDA Ratio (as defined in the Statements of Designation for the 7.0% Preferred Stock) on such date does not exceed  3.5 to 1.0.  In addition, the Statements of Designation for the 7.0% Preferred Stock, and after the NYSE Shareholder Approval, the Hybrid Preferred Stock, prohibit EXCO from paying dividends or distribution to holders of Junior Stock (i) if EXCO or any Significant Subsidiary (as defined in Section 1-02(w) of Regulation S-X under the Securities Act of 1933) is, after the expiration of any applicable cure period, in default under the its credit facility or any of its then-existing indebtedness in excess of $100 million or (ii) following certain events of bankruptcy, insolvency or reorganization of EXCO or any of its Significant Subsidiaries.  Prior to the NYSE Shareholder Approval, the Statements of Designation for the Hybrid Preferred Stock prohibit EXCO from paying dividends on, making distributions with respect to, or redeeming, purchasing or acquiring any Junior Stock with the Hybrid Preferred Stock is outstanding.  The foregoing prohibitions do not apply to the purchase or acquisition of Junior Stock pursuant to employee or director benefit or incentive plans or the cashless exercise of options.

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors of Principal Officers; Election of Directors; Appointment of Principal Officers.

In connection with the Private Placement, on March 28, 2007, the board of directors of EXCO approved a resolution increasing the authorized number of directors of EXCO from seven to nine, effective as of March 30, 2007.  In accordance with the terms of the Stock Purchase Agreement, the board of directors appointed Jeffrey Serota and Vincent J. Cebula to serve on the board of directors of EXCO, effective as of March 30, 2007 until the next annual meeting of EXCO’s shareholders.  Messrs. Serota and Cebula previously served on EXCO’s board of directors from November 18, 2004 until October 3, 2005.

Jeffrey Serota, age 41, has for more than five years been a senior partner of Ares Management, LP, a private equity firm and an affiliate of Ares, whose affiliates purchased all of the shares of Series C 7.0% Preferred Stock and 12,075 shares of Hybrid Preferred Stock in the Private Placement.  Vincent Cebula, age 43, has for more than five years been a managing director of Oaktree Capital Management, LLC, a private equity firm and an affiliate of Oaktree, whose affiliates purchased all of the shares of Series B 7.0% Preferred Stock and 48,300 shares of Hybrid Preferred Stock in the Private Placement.  Ares and Oaktree (and certain of their affiliates) are parties to the Stock Purchase Agreement, the 7.0% Registration Rights Agreement and the Hybrid Registration Rights Agreement. Ares and Oaktree are significant investors in the common stock of EXCO, in addition to their respective investments of $331 million and $600 million in the Private Placement.  As directors, Mr. Serota and Mr. Cebula will be paid an annual retainer of $25,000, will be paid $5,000 per annum for each committee on which they serve and will be reimbursed for reasonable out-of-pocket expenses incurred in connection with their attendance at meetings of the board of directors of EXCO.  In addition, Mr. Serota and Mr. Cebula will be given a one-time grant of an option to purchase 50,000 shares of EXCO’s common stock. It has not yet been finalized to which board committees Messrs. Cebula and Serota will be appointed.  Ares and Oaktree are also parties to that certain First Amended and Restated Registration Rights Agreement, effective January 5, 2006, among EXCO (as successor by merger to EXCO Holdings Inc.) and certain holders of EXCO common stock.

As described in Item 1.01 of this Current Report on Form 8-K, pursuant to the Oaktree Letter Agreement and the Ares Letter Agreement, EXCO agreed to cause an individual designated by Oaktree and an individual designated by Ares to be nominated to serve on EXCO’s board of directors.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

EXCO filed with the Secretary of State of the State of Texas a Statement of Designation to create a series of preferred stock, par value $0.001 per share, designated as the “Series A-1 7.0% Cumulative Convertible Perpetual Preferred Stock” which is filed herewith as Exhibit 3.1 and incorporated herein by reference.

EXCO filed with the Secretary of State of the State of Texas a Statement of Designation to create a series of preferred stock, par value $0.001 per share, designated as the “Series A-2 7.0% Cumulative Convertible Perpetual Preferred Stock” which is filed herewith as Exhibit 3.2 and incorporated herein by reference.

EXCO filed with the Secretary of State of the State of Texas a Statement of Designation to create a series of preferred stock, par value $0.001 per share, designated as the “Series B 7.0% Cumulative Convertible Perpetual Preferred Stock” which is filed herewith as Exhibit 3.3 and incorporated herein by reference.

EXCO filed with the Secretary of State of the State of Texas a Statement of Designation to create a series of preferred stock, par value $0.001 per share, designated as the “Series C 7.0% Cumulative Convertible Perpetual Preferred Stock” which is filed herewith as Exhibit 3.4 and incorporated herein by reference.

EXCO filed with the Secretary of State of the State of Texas a Statement of Designation to create a series of preferred stock, par value $0.001 per share, designated as the “Series A-1 Hybrid Preferred Stock”  which is filed herewith as Exhibit 3.5 and incorporated herein by reference.

EXCO filed with the Secretary of State of the State of Texas a Statement of Designation to create a series of preferred stock, par value $0.001 per share, designated as the “Series A-2 Hybrid Preferred Stock”  which is filed herewith as Exhibit 3.6 and incorporated herein by reference.

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure

On March 30, 2007, EXCO issued a press release announcing the completion of the Acquisition, the Private Placement and the refinancing of EPOP’s outstanding indebtedness with borrowings under the EPOP Credit Agreement, a copy of which is furnished as Exhibit 99.1. In accordance with general instruction B.2 to Form 8-K, such information is being “furnished” and shall not be deemed “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any other filing under the Securities Act of 1933.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a)   Financial Statements of Businesses Acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar after the date on which Item 2.01 of this Current Report on Form 8-K is required to be filed.

(b)   Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date on which Item 2.01 of this Current Report on Form 8-K is required to be filed.

(d)   Exhibits.

3.1                                 Statement of Designation of Series A-1 7.0% Cumulative Convertible Perpetual Preferred Stock of EXCO Resources, Inc.

3.2                                 Statement of Designation of Series A-2 7.0% Cumulative Convertible Perpetual Preferred Stock of EXCO Resources, Inc.

3.3                                 Statement of Designation of Series B 7.0% Cumulative Convertible Perpetual Preferred Stock of EXCO Resources, Inc.

3.4                                 Statement of Designation of Series C 7.0% Cumulative Convertible Perpetual Preferred Stock of EXCO Resources, Inc.

3.5                                 Statement of Designation of Series A-1 Hybrid Preferred Stock of EXCO Resources, Inc.

3.6                                 Statement of Designation of Series A-2 Hybrid Preferred Stock of EXCO Resources, Inc.

4.1                                 Registration Rights Agreement, dated March 28, 2007, by and among EXCO Resources, Inc. and the other parties thereto with respect to the 7.0% Cumulative Convertible Perpetual Preferred Stock and the Hybrid Preferred Stock.

4.2                                 Registration Rights Agreement, dated March 28, 2007, by and among EXCO Resources, Inc. and the other parties thereto with respect to the Hybrid Preferred Stock.

10.1                           First Amendment to Purchase and Sale Agreement and Assignment of Partial Interest in the Purchase and Sale Agreement, dated as of March 30, 2007, by and among Anadarko Petroleum Corporation, Anadarko Gathering Company, EXCO Partners Operating Partnership, LP and Vernon Gathering, LLC.

10.2                           Preferred Stock Purchase Agreement, dated March 28, 2007, by and among EXCO Resources, Inc. and the other parties thereto.

10.3                           Letter Agreement, dated March 28, 2007, with OCM Principal Opportunities Fund IV, L.P. and OCM EXCO Holdings, LLC.

10.4                           Letter Agreement, dated March 28, 2007, with Ares Corporate Opportunities Fund, ACOF EXCO, L.P., ACOF EXCO 892 Investors, L.P., Ares Corporate Opportunities Fund II, L.P., Ares EXCO, L.P. and Ares EXCO 892 Investors, L.P.

10.5                           Amended and Restated Credit Agreement, dated as of March 30, 2007, among EXCO Partners Operating Partnership, LP, as Borrower, certain subsidiaries of Borrower, as Guarantors, the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and J.P. Morgan Securities Inc., as Sole Bookrunner and Lead Arranger.

99.1         Press Release, dated March 30, 2007.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXCO RESOURCES, INC.

	By:	/S/ J. DOUGLAS RAMSEY
Date: April 2, 2007		J. Douglas Ramsey, Ph.D.
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
3.1	Statement of Designation of Series A-1 7.0% Cumulative Convertible Perpetual Preferred Stock of EXCO Resources, Inc.
3.2	Statement of Designation of Series A-2 7.0% Cumulative Convertible Perpetual Preferred Stock of EXCO Resources, Inc.
3.3	Statement of Designation of Series B 7.0% Cumulative Convertible Perpetual Preferred Stock of EXCO Resources, Inc.
3.4	Statement of Designation of Series C 7.0% Cumulative Convertible Perpetual Preferred Stock of EXCO Resources, Inc.
3.5	Statement of Designation of Series A-1 Hybrid Preferred Stock of EXCO Resources, Inc.
3.6	Statement of Designation of Series A-2 Hybrid Preferred Stock of EXCO Resources, Inc.
4.1

Registration Rights Agreement, dated March 28, 2007, by and among EXCO Resources, Inc. and the other parties thereto with respect to the 7.0% Cumulative Convertible Perpetual Preferred Stock and the Hybrid Preferred Stock.

4.2	Registration Rights Agreement, dated March 28, 2007, by and among EXCO Resources, Inc. and the other parties thereto with respect to the Hybrid Preferred Stock.
10.1

First Amendment to Purchase and Sale Agreement and Assignment of Partial Interest in the Purchase and Sale Agreement, dated as of March 30, 2007, by and among Anadarko Petroleum Corporation, Anadarko Gathering Company, EXCO Partners Operating Partnership, LP and Vernon Gathering, LLC.

10.2	Preferred Stock Purchase Agreement, dated March 28, 2007, by and among EXCO Resources, Inc. and the other parties thereto.
10.3	Letter Agreement, dated March 28, 2007, with OCM Principal Opportunities Fund IV, L.P. and OCM EXCO Holdings, LLC.
10.4

Letter Agreement, dated March 28, 2007, with Ares Corporate Opportunities Fund, ACOF EXCO, L.P., ACOF EXCO 892 Investors, L.P., Ares Corporate Opportunities Fund II, L.P., Ares EXCO, L.P. and Ares EXCO 892 Investors, L.P.

10.5

Amended and Restated Credit Agreement, dated as of March 30, 2007, among EXCO Partners Operating Partnership, LP, as Borrower, certain subsidiaries of Borrower, as Guarantors, the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and J.P. Morgan Securities Inc., as Sole Bookrunner and Lead Arranger.

99.1	Press Release, dated March 30, 2007.